Exhibit 10.69a


                        Amendment to Employment Agreement
              Between The WellCare Management Group, Inc. (Company)
         And Mary Lee Campbell-Wisley (Employee) Dated January 29, 1997


WHEREAS this Amendment to said Employment Agreement is hereby made this 16th day of February 1999;

WHEREAS all paragraphs of said Employment Agreement not amended herein are hereby reaffirmed;

WHEREAS as of February 16, 1999 said Employment Agreement is hereby amended as follows:

Replace paragraph 2.1 of the Employment Agreement in its entirety with the following:

2.1 During the Employment Period, the Employee shall serve in the capacity of and hold the title of Executive Director, President, Chief Executive Officer, and Chief Operating Officer of WellCare of New York, Inc., a New York State certified health maintenance organization and a wholly-owned subsidiary of the Company managed by the Company (the "WellCare HMO"), and shall be subject to the supervision of, and shall have such authority as is delegated to her by the Boards of Directors of the Company and WellCare HMO (the "Boards") or such designee(s) as the Boards may from time to time determine consistent with such position. The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities normally inherent in such position and such other duties and responsibilities as the Boards shall from time to time reasonably assign to her consistent with such position. Employee agrees to serve on the Boards during the Employment Period, provided that she is proposed and elected.

Replace paragraph 3.1 of the Employment Agreement in its entirety with the following:

3.1 Salary. During the Employment Period, the Company shall pay the Employee, in installments consistent with the Company's usual payroll practices, an annual base salary of $190,000, which amount shall be subject to review as provided in this Section 3.1. In the event that the Employee is, or is to be, employed for less than a full payroll installment period, such installment of the annual base salary shall be appropriately adjusted.

You also shall be entitled to a $47,500 stay bonus (the "Stay Bonus") due on September 1, 1999, provided on such date you are then employed by the Company under this Agreement.

Replace paragraph 15.5 of the Employment Agreement in its entirety with the following:

15.5 Entire Agreement. This Employment Agreement, as amended by the Amendment dated February 16, 1999, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Employment Agreement.


                                  THE WELLCARE MANAGEMENT GROUP, INC.


                                  By: /s/ Craig S. Dupont
                                  -----------------------
                                  Craig S. Dupont, Acting President/CEO


                                  EMPLOYEE

                                      /s/ Mary Lee Campbell-Wisley
                                      ----------------------------
                                          Mary Lee Campbell-Wisley